Exhibit 99.1

B&G Foods Acquires Farmwise®

— Expects to Introduce New Green Giant® Frozen Items Based On Products Developed by Farmwise —

Parsippany, N.J., February 19, 2020—B&G Foods, Inc. (NYSE: BGS) announced that effective today it has acquired Farmwise LLC, proud creator of Veggie Fries®, Veggie Tots® and Veggie Rings®.

“We are excited to increase our great tasting, plant-based product offerings with the acquisition of Farmwise,” stated Jordan Greenberg, Executive Vice President and Chief Commercial Officer of B&G Foods. “Dave and Cristina Peters, the founders of Farmwise, have done a tremendous job developing delicious, plant-based products, including Veggie Fries®, Veggie Tots® and Veggie Rings®, that both parents and children love. We look forward to further supporting the Farmwise brand in the natural channel while also introducing items that Farmwise has developed into new, innovative product offerings for our Green Giant brand.”

B&G Foods funded the acquisition with cash on hand. Terms of the transaction were not disclosed.

About Farmwise LLC

Based in Wellesley, Massachusetts, Farmwise LLC was founded by parents Dave and Cristina Peters with a mission of developing healthier alternatives to some of America’s favorite foods without compromising on taste. Farmwise® Veggie Fries®, Veggie Tots® and Veggie Rings® are vegan, Non-GMO Project Verified and free of the top 8 allergens including gluten, wheat, soy, dairy, tree nuts and peanuts. Farmwise products are found in supermarkets across the United States. For more information, please visit www.farmwisefoods.com.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected impact of the acquisition, including statements as to supporting the Farmwise brand and introducing new, innovative Green Giant products. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Factors that may affect actual results include, without limitation, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2018 filed on February 26, 2019 and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214